Exhibit 99.2

Contact:	Lorraine D. Miller, CFA Senior Vice President (478) 722-6210

SECURITY BANK CORPORATION AUTHORIZES SHARE REPURCHASES

AND NAMES LORRAINE D. MILLER, CFA

SENIOR VICE PRESIDENT, INVESTOR RELATIONS

Macon, GA., August 7, 2007 / Prime Newswire/ — Security Bank Corporation (Nasdaq: SBKC) today announced initiatives focused on enhancing long-term shareholder value. The company’s board of directors has approved the repurchase in the open market of up to 1.2 million shares of Security Bank’s common stock during the next 12 months, subject to market conditions and in accordance with applicable federal securities laws. Shares repurchased under the program will be retired. Based on Security Bank’s current outstanding shares of 19.2 million, the repurchase program represents 6.3% of total shares outstanding and will be funded through internal cash and borrowings at the holding company level. The purchases will be accomplished in accordance with the volume and timing guidelines of Rule 10b-18 of the Exchange Act.

Security Bank also announced that Lorraine D. Miller, CFA has joined the company in the newly created position of Senior Vice President, Investor Relations. Miller will be the principal day-to-day contact with the investment community and will report to the company’s Chief Financial Officer.

Rett Walker, Security Bank’s President and Chief Executive Officer, said, “We believe this share repurchase program creates value for our shareholders and underscores our confidence in Security Bank’s long-term prospects. Furthermore, we look forward to leveraging Lorraine’s twenty years of experience, as both a nationally recognized equity research analyst and investor relations professional, to provide our investors with the most effective shareholder communications.”

About Security Bank Corporation

Based in Macon, Georgia, Security Bank Corporation is a multi-bank holding company with assets of $2.7 billion at June 30, 2007. Security Bank Corporation operates 6 community banks with banking offices located throughout middle Georgia, coastal Georgia and north metropolitan Atlanta. In addition, Security Bank Corporation operates an interim real estate and development lender and traditional mortgage originator, Fairfield Financial Services, Inc., with offices throughout Georgia.

Security Bank Corporation common stock is traded on the NASDAQ Global Select Market under the ticker symbol “SBKC.”

You may obtain copies of all documents that Security Bank files with the Securities and Exchange Commission, free of charge, at the SEC’s website at www.sec.gov. In addition, copies of these documents may also be obtained from us without charge by directing a written request to Security Bank Corporation, 4219 Forsyth Road, Macon, Georgia 31210, attention: Investor Relations.

Safe Harbor

This press release contains forward-looking statements as defined by federal securities laws, including statements about Security Bank’s long-term prospects, among others. Statements contained in this press release that are not historical facts are forward looking statements. Forward looking statements may address issues involving significant risks, uncertainties, estimates and assumptions made by management. Security Bank’s ability to accurately project results or predict the effects of future plans or strategies is inherently limited. Although Security Bank believes that the expectations and estimates reflected in its forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Please refer to Security Bank Corporation’s public filings with the Securities and Exchange Commission for a summary of important factors that could affect Security Bank Corporation’s financial results and operations and its forward-looking statements. Security Bank Corporation does not intend to and assumes no responsibility, except as required by law, for updating or revising any forward-looking statements contained in this press release, whether as a result of new information, changes in assumptions, future events or otherwise.